As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of Registrant as specified in its charter)

Maryland	31-0724920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio 43287
(Address of Registrant’s principal executive offices)

HUNTINGTON BANCSHARES INCORPORATED

AMENDED AND RESTATED

2018 LONG-TERM INCENTIVE PLAN

(Full title of the Plan)

Jana J. Litsey, Esq.

General Counsel

Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

614/480-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Jack Gravelle, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Calculation of Registration Fee

Title of Securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value.	30,000,000	$15.12	$453,600,000	$49,487.76

(1)

An additional 30,000,000 shares of Common Stock, $0.01 par value, have been reserved for issuance under the Huntington Bancshares Incorporated Amended and Restated 2018 Long-Term Incentive Plan. This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock, $0.01 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sales prices of our Common Stock as reported on the Nasdaq Stock Market as of April 26, 2021, which is a date within five business days prior to the date of filing of this Registration Statement.

EXPLANATORY NOTE

This registration statement on Form S-8 of Huntington Bancshares Incorporated (this “Registration Statement”), is being filed to register an additional 30,000,000 shares of common stock, par value $0.01 per share, issuable under the Huntington Bancshares Incorporated Amended and Restated 2018 Long-Term Incentive Plan (the “Plan”), which common stock is in addition to the 33,000,000 shares of common stock previously registered by us on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2018 (File No. 333-224665) (the “Prior Registration Statement”).

This Registration Statement relates to the same class of securities as the Prior Registration Statement and is filed pursuant to Instruction E of the General Instructions to Form S-8 regarding registration of additional securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement, to the extent relating to the registration of shares of common stock under the Plan and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents previously filed by us with the SEC are incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on February 26, 2021;

2.	Current Reports on Form 8-K, filed January 27, 2021; February 2, 2021; February 9, 2021; March 10, 2021; March 12, 2021; March 26, 2021, April 22, 2021, April 26, 2021, and April 30, 2021; and

3.

The description of our common stock contained in our registration statement on Form 8-A filed under Section 12 of the Exchange Act and any amendment or report filed for purpose of updating that description, which was originally filed April  28, 1967 (in paper format), as updated by Exhibit 4.2 to our Form 10-K for the year ended 2020, filed February 26, 2021.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or
15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all of the securities offered by the prospectus have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 30, 2021.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Jana J. Litsey
Jana J. Litsey, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen D. Steinour* Stephen D. Steinour	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	April 30, 2021

/s/ Zachary Wasserman*	Chief Financial Officer	April 30, 2021
Zachary Wasserman	(Principal Financial Officer)

/s/ Nancy E. Maloney* Nancy E. Maloney	Executive Vice President and Controller (Principal Accounting Officer))	April 30, 2021

/s/ Lizabeth Ardisana*	Director	April 30, 2021
Lizabeth Ardisana

/s/ Alanna Y. Cotton*	Director	April 30, 2021
Alanna Y. Cotton

/s/ Ann B. Crane*	Director	April 30, 2021
Ann B. Crane

/s/ Robert S. Cubbin*	Director	April 30, 2021
Robert S. Cubbin

/s/ Steven G. Elliott*	Director	April 30, 2021
Steven G. Elliott

/s/ Gina D. France*	Director	April 30, 2021
Gina D. France

/s/ J. Michael Hochschwender*	Director	April 30, 2021
J. Michael Hochschwender

/s/ John C. Inglis* John C. Inglis	Director	April 30, 2021

/s/ Katharine M.A. Kline*	Director	April 30, 2021
Katharine M.A. Kline

/s/ Richard W. Neu*	Director	April 30, 2021
Richard W. Neu

/s/ Kenneth J. Phelan*	Director	April 30, 2021
Kenneth J. Phelan

/s/ David L. Porteous*	Director	April 30, 2021
David L. Porteous

*By:	/s/ Jana J. Litsey
Jana J. Litsey, attorney-in-fact for each of the persons indicated

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Huntington Bancshares Incorporated

EXHIBITS

EXHIBIT INDEX

		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date Filed	Number	Herewith
4(a)	Amended and Restated 2018 Long-Term Incentive Plan	DEF 14A	3/12/21	Appendix B

4(b)	Instruments defining the Rights of Security Holders — reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement of Charter, as amended and supplemented. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5	Opinion of Porter, Wright, Morris & Arthur LLP regarding legality.				Filed

23(a)	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 herewith).				Filed

23(b)	Consent of PricewaterhouseCoopers LLP.				Filed

23(c)	Consent of KPMG LLP				Filed

24	Power of Attorney				Filed